Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Teekay Offshore Partners L.P.

We consent to the reference to our firm under the caption “Experts” in the Prospectus Supplement dated September 11, 2012 to the Registration Statement (Form F-3ASR No. 333-174221) and related prospectus and prospectus supplements of Teekay Offshore Partners L.P. for the registration of up to $750,000,000 in total aggregate offering price.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

September 10, 2012